EXHIBIT 99.2

FOR IMMEDIATE RELEASE

Timberline Resources Announces Gold Assay Results for the Paiute Project, Battle Mountain District, Nevada

Coeur d’Alene, Idaho – May 24, 2018 – Timberline Resources Corporation (OTCQB: TLRS; TSX-V: TBR) (“Timberline” or the “Company”) announced today that mapping and surface sampling on the Paiute joint venture project, located in the Battle Mountain District of Nevada, have further defined a NNE-trending structural zone, measuring 2,500 meters long by 500 meters wide, which hosts gold-silver mineralization (Figure 1). The project, which is located 2.5 kilometers west of Newmont’s Copper Basin copper-gold deposit, also contains a deeper copper-gold porphyry target. Timberline has entered into a definitive agreement with Americas Gold Exploration, Inc. to acquire a 73.7% interest in the Paiute project joint venture, with the remaining interest owned by a subsidiary of Barrick Gold Corporation.

As shown in Table 1, 10 of the 21 surface grab samples collected by the Company along the structural zone returned gold values greater than 1.0 gram per tonne (“g/t”), with three samples over 10 g/t gold, including one sample assaying 42.9 g/t gold and 527 g/t silver.  The assay results in Table 1 are consistent with gold and silver values from historical rock chip and soil sampling along the structural zone.

Table 1.  Assay results from Paiute Project Rock Sampling* **

SAMPLE	E (UTM)	N (UTM)	Au (g/t)	Ag (g/t)
18PC-001	494690	4499274	0.345	6.8
18PC-002	494710	4499300	17.200	723.0
18PC-003	494710	4499300	0.609	20.5
18PC-004	494541	4498733	1.425	1.7
18PC-005	494541	4498733	0.304	9.4
18PC-006	494541	4498733	0.214	3.6
18PC-007	494541	4498733	1.220	8.8
18PC-008	494799	4498664	0.967	1.5
18PC-009	494703	4498643	0.667	4.3
18PC-010	494704	4498639	4.120	58.4
18PC-011	494712	4498626	0.120	5.0
18PC-012	494697	4498583	3.250	59.5
18PC-013	494690	4498644	0.271	0.5
18PC-014	494608	4498296	0.336	2.7
18PC-015	494864	4498674	0.010	0.2
18PC-016	494883	4499125	0.211	2.4
18PC-017	494888	4499119	42.900	527.0
18PC-018	494902	4499146	2.940	36.7
18PC-019	494897	4499176	10.400	80.0
18PC-020	587345	4363559	1.820	6.4
18PC-021	494334	4498003	2.180	13.5

*Grab samples are selective and do not represent the true mineralization of the prospect

**The above assays were determined by ALS USA Inc. from grab samples. The samples were crushed and pulverized and a fraction was selected for analyses. Gold was determined by 30 g Fire Assay with an Atomic Adsorption finish.  Samples assaying over 10 ppm gold were re-assayed and completed with a gravimetric finish.  Silver and base metals concentrations were analysed using Aqua Regia ICP-AES.

Approximately 375 historic rock chip samples and 1,076 soil samples were collected between 1993 and 2017 by previous operators of the property, including Battle Mountain Gold, LAC Minerals, Pathfinder Exploration, High Desert Minerals Resources (HDMR), and Americas Gold Exploration Inc.(AGEI), with assays similar in range to those from recent sampling.   The historic rock and soil samples gold assays support delineation of the gold-silver target zone.

Timberline’s President and CEO, Steve Osterberg commented, “We are very pleased with the results of our initial sampling at Paiute as it clearly confirms the presence of a gold-silver structural system of substantial size.  Much of the target zone remains completely untested by drilling, and, where drilling has occurred, it has generally been to only very shallow depths below the surface. Based on the sampling results and our analysis of historical data, we believe that the potential for a  Lonetree-type gold deposit is high in this district.”

Thirty-nine (39) drill holes have been completed by previous operators at the Paiute project with the majority less than 125 meters deep.  Approximately 600 meters near the south end of the gold-silver structural target zone is entirely undrilled.

Cautionary Statement

Apart from recent sampling disclosed in Table 1, all other geochemical data is considered “historical” and does not conform to NI 43-101 standards.  These data include historical drill information for which drill logs and assay certificates from industry standard laboratories are available and compiled in a database including UTM coordinates for each sample site.  UTM sample location coordinates are also available for all historic rock grab samples a representative group of which have been field verified; ALS assay certificates are available for rock samples collected between 2014 and 2017.  Historic soil sample data, including location coordinates is compiled in a database and were collected on lines spaced at 60 m separation, with samples collected at 30 m intervals along lines.  Infill soil samples were collected in 1997 by Pathfinder Exploration on 30 m spaced lines and analyzed by Chemex Labs for which assay certificates are available.

COPPER-GOLD PORPHYRY TARGET

In addition to the priority gold-silver structural target, compilation of historic drill-related data also confirms the presence of a copper-gold porphyry target at shallow to moderate depth in the south-central part of the five-square kilometer Paiute project area (Figure 1).  Multiple gold intercepts were drilled in 1995-1996 within altered granodiorite porphyry.  Quartz monzonite porphyry was intercepted at 160 meters depth by a single vertical drill hole (#96-5) (Figure 2), which was terminated at 178.3 meters due to technical difficulties after drilling a 4.6 meter interval bearing copper sulfide (chalcopyrite) which assayed 1.24 g/t gold.

Mr. Osterberg continued, “The gold-copper occurrence in drill hole #96-5 suggests mineralization in the quartz monzonite porphyry is distinct from the priority gold-silver structural target zone.  The copper-gold mineralization and associated alteration is considered to be consistent with that of a porphyry copper-gold mineralized system and may represent that similar to the Copper Basin Project of Newmont Mining Company, located approximately 2.5 km

2 | TIMBERLINE RESOURCES

to the east.  We are keen to test this distinct target with drilling to follow completion of our geologic review of the historical data.”

Drill sites and access roads have been fully permitted by the Bureau of Land Management to complete initial drill testing of both the untested strike length of the gold-silver structural target and the copper-gold porphyry target.

Figure 1.  Paiute Project Gold-Silver Structural Target Zone defined by anomalous concentrations of gold in rocks and soils, and distribution of fault structures.

3 | TIMBERLINE RESOURCES

Figure 2.  Paiute Project Copper-Gold Porphyry Target with Peripheral Gold Mineralization.

NW
SE
Property Boundary
Elevation
1700 m
1650 m
1600 m
1550 m
1500 m
1450 m
1400 m
3206
4006
3632
3899
96-5
Eh
Tgp
Eh Sandstone
30.5 m @0.93 Au
19.8 m @ 0.41 Au
51.8 m @ 0.69 Au
16.8 m @ 0.51 Au
21.3 m @ 0.47 Au
15.2 m @ 0.55 Au
3899
82.3 m
112.7 m
3632
122 m
121.9 m
Granodiorite Porphyry
Granodiorite Porphyry
Tgp
9.1 m @ 0.35 Au
38.1 m @ 0.46 Au
3 m @ 0.41 Au
1.5 m @ 1.12 Au
178.3 m
6.1 m @ 0.47 Au
3 m @ 0.74 Au
3.1 m @ 0.62 Au
27.4 m @ 0.33 Au
4.6 m @ 1.24 Au
1 - 2 % Chalcopyrite
178.3 m
Quartz Monzonite Porphyry
Historic drill site with intercepts in grams/tonne Au
2018 Fully Permitted Drill Sites
Proposed Drillhole
0 50 100 Meters
0 100 200 Feet

Cautionary Statement

Figure 2 cross-section is based on historic drill data for which all drill logs, laboratory assay certificates have been compiled and reviewed. Drill sites have been identified and confirmed through field review and found to be consistent with database compilation.  A Qualified Person has not done sufficient work to classify the historical information as a current mineral resource, and the Company is not treating the historical information as a current mineral resource.  Additional drilling and analysis will be required to verify the historical information or create a current mineral resource.

Further technical details of the Paiute project may be viewed at:  http://timberlineresources.co/projects/Paiute.

Steven Osterberg, Ph.D., P.G., Timberline’s President and Chief Executive Officer, is a Qualified Person as defined by National Instrument 43-101 and has reviewed and approved the technical contents of this release.

About Timberline Resources

Timberline Resources Corporation is focused on advancing district-scale gold exploration and development projects in Nevada, including its 23 square-mile Eureka property, comprised of the Lookout Mountain, Windfall, and Oswego projects which lie along three separate structural stratigraphic trends defined by distinct geochemical gold anomalies; and as operator of two joint venture projects - the Paiute project joint venture with a subsidiary of Barrick Gold, and the Elder Creek project joint venture with McEwen Mining.  All of these properties lie on the prolific Battle Mountain-Eureka gold trend.  Timberline also owns the Seven Troughs property in northern Nevada, known to be one of the state's highest grade, former producers.   Timberline has increased its owned and controlled mineral rights in Nevada to over 43 square miles (24,500 acres).  Detailed maps and NI 43-101 compliant estimated resource information for the Eureka property may be viewed at http://timberline-resources.com/.

4 | TIMBERLINE RESOURCES

Timberline is listed on the OTCQB where it trades under the symbol "TLRS" and on the TSX Venture Exchange where it trades under the symbol "TBR".

Cautionary note to U.S. investors concerning estimates of resources: This press release may use the terms “resources”, "measured resources", "indicated resources", “inferred resources” and "measured & indicated resources." We advise U.S. investors that while these terms are defined in and required by Canadian regulations, these terms are not defined terms under United States Securities and Exchange Commission (“SEC”) Industry Guide 7 and are normally not permitted to be used in reports and registration statements filed with the SEC. The SEC normally only permits issuers to report mineralization that does not constitute SEC Industry Guide 7 compliant "reserves" as in-place tonnage and grade without reference to unit measures.  U.S. investors are cautioned not to assume that any part or all of mineral deposits in these categories will ever be converted into SEC Industry Guide 7 reserves.

Forward-looking Statements

Statements contained herein that are not based upon current or historical fact are forward-looking in nature and constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements reflect the Company's expectations about its future operating results, performance and opportunities that involve substantial risks and uncertainties.  These statements include but are not limited to statements regarding confirmation of the presence of a gold-silver-arsenic-bismuth system of substantial size, the potential for a multi-million ounce deposit, analogous to a Lonetree-type deposit, being high in this district, the presence of a copper-gold porphyry target located in the south-central part of the Paiute project area, mineralization being distinct from the priority gold-silver-arsenic-bismuth structural target zone, the mineralization representing gold that is peripheral to a mineralized copper-gold porphyry, similar to that at the Copper Basin Project, testing targets with initial drilling to follow-up on the historical results from hole 96-5, construction of drill roads and pads, initial drill testing of both the untested strike length of the Gold-Silver Structural Zone and the copper-gold porphyry target, focus on advancing the Windfall and Lookout Mountain projects at the Eureka property, the advancement of projects, exploration potential, and the size of Timberline’s consolidated owned and controlled mineral rights in Nevada.  When used herein, the words "anticipate," "believe," "estimate," “upcoming,” "plan," “target”, "intend" and "expect" and similar expressions, as they relate to Timberline Resources Corporation, its subsidiaries, or its management, are intended to identify such forward-looking statements. These forward-looking statements are based on information currently available to the Company and are subject to a number of risks, uncertainties, and other factors that could cause the Company's actual results, performance, prospects, and opportunities to differ materially from those expressed in, or implied by, these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, risks related to changes in the Company’s business and other factors, including risk factors discussed in the Company's Annual Report on Form 10-K for the year ended September 30, 2017.  Except as required by law, the Company does not undertake any obligation to release publicly any revisions to any forward-looking statements.

Neither the TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accept responsibility for the adequacy or accuracy of this release.

For Further Information Please Contact:

Steven A. Osterberg

President and CEO

Tel:   208-664-4859

E-mail:  info@timberline-resources.com

5 | TIMBERLINE RESOURCES